UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): May 4, 2018

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OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16537 (Commission File Number)	36-4370966 (I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania (Address of Principal Executive Offices)	18015-1360 (Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On May 4, 2018, OraSure Technologies, Inc. (the “Company”) announced that Robert Cuca has been appointed as the Company’s Chief Financial Officer (“CFO”), effective as of June 8, 2018.  Mr. Cuca will replace Ronald H. Spair who will retire from the Company and resign as the Company’s CFO and Chief Operating Officer (“COO”) and as a member of the Board on the same date.  Mr. Cuca will initially serve as a Senior Advisor to the Company until his appointment as CFO becomes effective.

Employment Agreement

In connection with the foregoing, the Company has entered into an Employment Agreement, dated as of May 4, 2018 (the “Employment Agreement”), with Mr. Cuca, pursuant to the which Mr. Cuca will receive (i) an annual base salary of $415,000, (ii) a target bonus opportunity under the Company’s annual incentive plan of 50% of his base salary, and (iii) annual equity awards under the Company’s long-term incentive policy ranging from 105% to 175% of his base salary (with a target of 140%). The Employment Agreement has an initial term of 3 years and will automatically renew for successive 1-year periods unless the Company elects not to renew or the Employment Agreement is otherwise terminated pursuant to its terms.

Mr. Cuca will also receive an onboarding equity award having an aggregate value of $435,750.  This award shall consist of 50% time-vested restricted shares of the Company’s Common Stock and 50% performance-vested restricted units.  The terms of the restricted stock and restricted units will be substantially the same as the terms of awards made to the Company’s other executives in February 2018 for performance during 2017.

In the event Mr. Cuca’s employment is terminated without “cause” or for “good reason,” if such termination does not occur during a “change of control period” (all such terms as defined in the Employment Agreement), Mr. Cuca will be entitled to a lump sum payment equal to 18 months of his annual salary, a cash bonus for the calendar year during which the termination occurs equal to his target bonus for such year, and reimbursement for certain COBRA premiums.  In the event such termination takes place during a “change of control period,” Mr. Cuca will receive a lump sum payment equal to 36 months of his annual salary, and the other severance payments will remain the same.  In addition, in connection with a termination “not for cause” or for “good reason,” during a “change of control period,” Mr. Cuca’s unvested equity awards will immediately vest.

The foregoing description is qualified in its entirety by reference to the specific terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated by reference herein.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted above, on May 4, 2018, the Company announced that Roberto Cuca has been appointed as the Company’s new CFO, effective as of June 8, 2018.  Mr. Cuca will replace Ronald H. Spair who will retire from the Company and resign as the CFO and COO and as a member of the Company’s Board of Directors on the same date.

Mr. Cuca, age 50, has served as Senior Vice President and Chief Financial Officer of Trevena, Inc., a clinical stage biopharmaceutical company, since September 2013. Prior to joining Trevena, he held various leadership positions in the finance organization of Endo Health Solutions Inc., a pharmaceutical company, from March 2010 to August 2013, including, most recently as Treasurer and Senior Vice President, Finance. Prior to that, Mr. Cuca was Director, Corporate and Business Development, at moksha8 Pharmaceuticals, Inc., an emerging markets‑focused pharmaceutical company, from March 2008 until February 2010. From 2005 until 2008, he worked at JPMorgan Chase & Co. as an equity analyst covering U.S. pharmaceutical companies. Mr. Cuca received an M.B.A. from the Wharton School of The University of Pennsylvania, a J.D. from Cornell Law School, and an A.B. from Princeton University.  He also is a CFA charterholder.

There are no arrangements or understandings between Mr. Cuca and any other person pursuant to which he was selected as an officer of the Company.  Mr. Cuca does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Mr. Cuca has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A brief description of the material terms of the Employment Agreement with Mr. Cuca is set forth in Item 1.01 above, and is incorporated by reference herein.  The foregoing description is qualified in its entirety by reference to the specific terms of the Employment Agreement, a copy of which is attached as exhibit 10.1 to this Report and incorporated by reference herein.

A press release announcing Mr. Cuca’s appointment is attached as Exhibit 99.1 to this Report and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of May 4, 2018, between OraSure Technologies, Inc. and Roberto Cuca.
99.1	Press Release dated May 4, 2018, announcing the appointment of Roberto Cuca as Chief Financial Officer of OraSure Technologies, Inc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OraSure Technologies, Inc.

Date: May 4, 2018By: /s/ Jack E. Jerrett

Jack E. Jerrett

Senior Vice President, General Counsel

and Secretary

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